For:     Immediate Release                  Contact: Larry Lentych
         October 27, 2005                            574 235 2000
                                                     Andrea Short
                                                     574 235 2000


                 1ST SOURCE INCREASES INCOME, DIVIDEND ANNOUNCED

     South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $24.65 million for the first nine months of 2005, up 44.12 percent over the $17.11 million reported for the same period in 2004. Diluted net income per common share for the first three quarters of 2005 was $1.18, up 43.90 percent over the $0.82 in the same period of 2004. Net income for the third quarter of 2005 was $9.48 million, an increase of $6.17 million over the $3.31 million in the third quarter of 2004. Diluted net income per share for the third quarter of 2005 amounted to $0.45, up $0.29 over the $0.16 for the same period last year.
     The results for both the three and nine month periods ended September 30, 2005, reflect positive comparisons due to the negatives from the same time periods in 2004. Results from a year ago were negatively impacted by the larger provision for loan and lease losses and by impairment charges on mortgage servicing rights and preferred stock of the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA).
     Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at its October meeting, the Board of Directors approved an increase in the cash dividend to $0.13 per share, up 18.18 percent over the $0.11 announced a year ago. The regular cash dividend will be payable on November 15, 2005, to shareholders of record on November 7, 2005.
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1st Source Corporation
October 27, 2005

     Mr. Murphy commented, "The third quarter was clearly better than a year ago. We benefited from recoveries in our loan portfolio and in our provision for loan and lease losses; and a recapturing of value in our mortgage servicing rights due to the rise in interest rates. Net interest margins are relatively flat but we are pleased with the continuing improvement in our credit quality."
     Mr. Murphy continued, "The quarter was a time of introspection for the organization as we focused on our 2010 growth goals as well as the strategies and plans necessary to achieve them. In this highly competitive world, giving ourselves the time to thoroughly study our markets and the possibilities available to grow and prosper allows us to develop plans that help us achieve long-term success."
         Noninterest income for the three month periods ended September 30, 2005 and 2004, was $17.87 million and $10.41 million, respectively, and $50.96 million and $44.65 million for the nine month periods ended September 30, 2005 and 2004, respectively. The predominant factors behind the increase in 2005 were an increase in mortgage banking income, mainly due to changes in mortgage servicing rights valuations which resulted in year-over-year mortgage servicing rights recoveries, and decreased investment securities losses related to other-than-temporary impairment for investments in FNMA and FHLMC preferred stock, offset by decreased equipment rental income, due to the decrease in the operating lease portfolio.
     For the three months ended September 30, 2005, mortgage servicing rights recovery was $1.56 million versus $2.51 million of mortgage servicing rights impairment for the same period in 2004, a swing of $4.07 million. For the nine months ended September 30, 2005, mortgage servicing rights impairment recovery was $2.17 million versus $1.95 million of impairment for the same period in 2004.
     During the third quarter of 2005 and 2004, 1st Source recognized a pre-tax other-than-temporary impairment for investments in FNMA and FHLMC preferred stock that totaled $0.61 million and $3.67 million, respectively. Based on a number of factors, including the magnitude of the drop in market value below 1st Source's cost and the length of time the market value had
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1st Source Corporation
October 27, 2005

been below cost, 1st Source concluded that the decline in value was other than temporary and reflected the loss in noninterest income.
     Noninterest expense for the three month periods ended September 30, 2005 and 2004, was $30.28 million and $32.37 million, respectively, and $92.58 million and $96.66 million for the nine month periods ended September 30, 2005 and 2004, respectively. The decrease in noninterest expense in 2005 was primarily due to decreased loan and lease collection and repossession expense, depreciation on leased equipment, and professional fees, partially offset by increased salaries and employee benefits.
     1st Source's reserve for loan and lease losses as of September 30, 2005, was 2.46 percent of total loans and leases compared to 3.00 percent at September 30, 2004. 1st Source's recovery of provision for loan and lease losses was $1.30 million this quarter compared to a charge of $0.24 million to the provision for loan and lease losses for the third quarter of 2004. Net recoveries were $0.30 million for the third quarter 2005 compared to net charge-offs of $2.09 million for the same quarter last year. The ratio of nonperforming assets to net loans and leases was 0.89 percent on September 30, 2005, compared to 1.55 percent on September 30, 2004.
     As of September 30, 2005, the 1st Source common equity-to-assets ratio was
10.08 percent compared to 9.53 percent a year ago. Common shareholders' equity was $339.57 million, up 5.11 percent from the $323.06 million reported a year ago. Total assets at the end of the third quarter of 2005 remained relatively stable at $3.37 billion compared to the same period last year. Total loans and leases were up 4.60 percent and total deposits were up 5.73 percent over the comparable figures at the end of the third quarter of 2004.
     1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for
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1st Source Corporation
October 27, 2005

leasing and rental agencies, medium and heavy duty trucks, construction, and environmental equipment.
     The Corporation includes 63 banking centers in 15 counties, 5 Trustcorp Mortgage offices in Indiana and Ohio, and 23 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.
     1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Inc.; Crowell, Weedon & Company; FTN Midwest Research Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Lehman Brothers, Inc.; NatCity Investments, Inc.; Morgan Stanley & Company, Inc.; Prudential Equity Group, Inc.; Sandler O'Neill & Partners; Stifel, Nicolaus & Company; Susquehanna Capital Group; and William Blair & Company.
     1st Source's floating rate cumulative trust preferred securities is traded on the Nasdaq stock market under the symbol "SRCEO." The rate for the fourth quarter 2005 on the floating rate securities is 5.71 percent. Marketmakers in those securities are Stifel, Nicolaus & Company, and Howe Barnes Investments, Inc.
     Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time.
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1st Source Corporation
October 27, 2005

Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
                                      # # #
                                (charts attached)

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

1st SOURCE CORPORATION                                                                                        Page 6
3rd QUARTER 2005 FINANCIAL HIGHLIGHTS

(Unaudited - Dollars in thousands, except for per share data)
                                                                  Three Months Ended                      Nine Months Ended
                                                                    September 30                            September 30
                                                                2005             2004                  2005              2004
                                                            ---------------------------          ------------------------------
END OF PERIOD BALANCES
   Assets                                                   $                                   $  3,370,426        $ 3,390,538
   Loans and leases                                                                                2,379,904          2,275,231
   Deposits                                                                                        2,594,801          2,454,221
   Reserve for loan and lease losses                                                                  58,547             68,189
   Intangible assets                                                                                  22,087             24,246
   Common shareholders' equity                                                                       339,572            323,058

AVERAGE BALANCES
   Assets                                                   $  3,403,606    $ 3,333,607         $  3,367,622        $ 3,280,847
   Earning assets                                              3,180,088      3,110,200            3,149,231          3,052,403
   Investments                                                   673,990        785,920              724,519            754,988
   Loans and leases                                            2,382,251      2,245,291            2,328,942          2,212,015
   Deposits                                                    2,609,322      2,417,473            2,600,742          2,421,117
   Interest bearing liabilities                                2,603,261      2,574,304            2,588,482          2,526,257
   Common shareholders' equity                                   336,234        318,236              330,737            317,872

INCOME STATEMENT DATA
   Net interest income                                      $     25,299    $    24,223         $     73,105        $    75,319
   Net interest income - FTE                                      25,975         24,899               75,110             77,389
   (Recovery of)/provision for loan and lease losses              (1,304)           237               (5,136)               820
   Noninterest income                                             17,866         10,406               50,959             44,646
   Noninterest expense                                            30,283         32,374               92,583             96,661
   Net income                                                      9,481          3,308               24,652             17,105

PER SHARE DATA
   Basic net income per common share                        $       0.46    $      0.16         $       1.19  $            0.83
   Diluted net income per common share                              0.45           0.16                 1.18               0.82
   Cash dividends declared per common share                        0.130          0.110                0.370              0.310
   Book value per common share                                     16.43          15.59                16.43              15.59
   Market value - High                                            25.890         26.040               25.890             26.040
   Market value - Low                                             22.060         22.300               19.410             20.350
   Basic weighted average common shares outstanding           20,670,080     20,682,707           20,691,425         20,703,344
   Diluted weighted average common shares outstanding         20,945,912     20,953,401           20,959,301         20,968,643

KEY RATIOS
   Return on average assets                                         1.11 %         0.39 %               0.98 %             0.70 %
   Return on average common shareholders' equity                   11.19           4.14                 9.97               7.19
   Average common shareholders' equity to average assets            9.88           9.55                 9.82               9.69
   End of period tangible common equity to tangible assets          9.48           8.88                 9.48               8.88
   Net interest margin                                              3.24           3.18                 3.19               3.39
   Efficiency: expense to revenue                                  65.73          81.21                71.43              74.23
   Net charge-offs to average loans and leases                     (0.05)          0.37                 0.00               0.16
   Loan and lease loss reserve to loans and leases                  2.46           3.00                 2.46               3.00
   Nonperforming assets to loans and leases                         0.89           1.55                 0.89               1.55

ASSET QUALITY
  Loans and leases past due 90 days or more                                                     $        373        $       361
  Nonaccrual and restructured loans and leases                                                        19,909             30,958
  Other real estate                                                                                      940              2,117
  Repossessions                                                                                          368              2,516
  Equipment owned under operating leases                                                                  57                 20
  Total nonperforming assets                                                                          21,647             35,972

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

1st SOURCE CORPORATION                                                                                  Page 7
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
                                                                    September 30, 2005       September 30, 2004
                                                                    -------------------      ------------------
ASSETS
Cash and due from banks                                                    $    78,538             $    69,842
Federal funds sold and interest bearing deposits with other banks                1,370                  52,934
Investment securities available-for-sale, at fair value                        639,628                 777,553
  (amortized cost of $644,252 and $774,626 at
  September 30, 2005 and 2004, respectively)
Trading account securities                                                           -                   4,926

Mortgages held for sale                                                        126,457                  74,253

Loans and leases, net of unearned discount:
  Commercial and agricultural loans                                            426,316                 446,185
  Auto, light truck and environmental equipment                                316,882                 267,818
  Medium and heavy duty truck                                                  297,896                 249,090
  Aircraft financing                                                           431,883                 450,785
  Construction equipment financing                                             206,220                 204,576
  Loans secured by real estate                                                 589,217                 559,460
  Consumer loans                                                               111,490                  97,317
                                                                    -------------------      ------------------
Total loans and leases                                                       2,379,904               2,275,231
Reserve for loan and lease losses                                              (58,547)                (68,189)
                                                                    -------------------      ------------------
Net loans and leases                                                         2,321,357               2,207,042

Equipment owned under operating leases                                          51,544                  47,454
    (net of accumulated depreciation)
Premises and equipment                                                          37,426                  37,577
Accrued income and other assets                                                114,106                 118,957
                                                                    -------------------      ------------------
Total assets                                                               $ 3,370,426             $ 3,390,538
                                                                    ===================      ==================

LIABILITIES
Deposits:
  Noninterest bearing                                                        $ 392,312               $ 380,536
  Interest bearing                                                           2,202,489               2,073,685
                                                                    -------------------      ------------------
Total deposits                                                               2,594,801               2,454,221

Federal funds purchased and securities sold                                    187,507                 368,370
   under agreements to purchase
Other short-term borrowings                                                    113,717                 109,642
Long-term debt and mandatorily redeemable securities                            18,191                  22,973
Subordinated notes                                                              59,022                  59,022
Accrued expenses and other liabilities                                          57,616                  53,252
                                                                    -------------------      ------------------
Total liabilities                                                            3,030,854               3,067,480

SHAREHOLDERS' EQUITY
Preferred stock; no par value                                                        -                       -
Common stock; no par value                                                       7,578                   7,578
  Authorized 40,000,000 shares; issued 21,617,073
  at September 30, 2005 and 21,617,057 at September 30, 2004
Capital surplus                                                                214,001                 214,001
Retained earnings                                                              133,188                 110,244
Cost of common stock in treasury                                               (12,343)                (10,571)
Accumulated other comprehensive (loss) gain                                     (2,852)                  1,806
                                                                    -------------------      ------------------
Total shareholders' equity                                                     339,572                 323,058
                                                                    -------------------      ------------------
Total liabilities and shareholders' equity                                 $ 3,370,426             $ 3,390,538
                                                                    ===================      ==================


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

1st SOURCE CORPORATION                                                                                                Page 8
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
                                                                    Three Months Ended            Nine Months Ended
                                                                        September 30                September 30
                                                                   2005          2004            2005           2004
                                                                ------------------------------------------------------
Interest income:
  Loans and leases                                                $ 38,781      $ 32,144      $ 107,883      $ 96,502
  Investment securities, taxable                                     3,501         3,793         11,234        12,188
  Investment securities, tax-exempt                                  1,342         1,260          3,942         3,835
  Other                                                                 33            23            237           134
                                                                ------------------------------------------------------
Total interest income                                               43,657        37,220        123,296       112,659

Interest expense:
  Deposits                                                          14,452         9,833         40,098        29,253
  Short-term borrowings                                              2,586         1,826          6,294         4,366
  Subordinated notes                                                 1,015           975          2,979         2,898
  Long-term debt and mandatorily redeemable securities                 305           363            820           823
                                                                ------------------------------------------------------
Total interest expense                                              18,358        12,997         50,191        37,340
                                                                ------------------------------------------------------
Net interest income                                                 25,299        24,223         73,105        75,319
(Recovery of)/provision for loan and lease losses                   (1,304)          237         (5,136)          820
                                                                ------------------------------------------------------
Net interest income after (recovery of)/
  provision for loan and lease losses                               26,603        23,986         78,241        74,499

Noninterest income:
  Trust fees                                                         3,139         3,072          9,670         9,302
  Service charges on deposit accounts                                4,656         4,272         12,870        12,093
  Mortgage banking income                                            3,816          (828)         8,134         4,517
  Equipment rental income                                            4,108         4,270         12,050        15,021
  Other income                                                       2,706         3,364          7,885         7,747
  Investment securities and other investment (losses) gains           (559)       (3,744)           350        (4,034)
                                                                ------------------------------------------------------
Total noninterest income                                            17,866        10,406         50,959        44,646
                                                                ------------------------------------------------------
Noninterest expense:
  Salaries and employee benefits                                    17,663        16,622         53,297        48,242
  Net occupancy expense                                              1,848         1,764          5,682         5,322
  Furniture and equipment expense                                    2,958         2,416          8,444         7,697
  Depreciation - leased equipment                                    3,207         3,533          9,724        11,952
  Supplies and communication                                         1,417         1,396          4,081         4,279
  Loan and lease collection and repossession expense                (1,132)        1,313           (948)        3,189
  Other expense                                                      4,322         5,330         12,303        15,980
                                                                ------------------------------------------------------
   Total noninterest expense                                        30,283        32,374         92,583        96,661
                                                                ------------------------------------------------------
Income before income taxes                                          14,186         2,018         36,617        22,484
Income tax expense (benefit)                                         4,705        (1,290)        11,965         5,379
                                                                -------------------------------------------------------
Net income                                                         $ 9,481       $ 3,308       $ 24,652      $ 17,105
                                                                =======================================================
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The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com